UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2015 (February 10, 2015)

Lightstone Value Plus Real Estate Investment Trust III, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-195292	46-1140492
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01          Completion of Acquisition or Disposition of Assets

On February 10, 2015, Lightstone Value Plus Real Estate Investment Trust III, Inc. (the “Company”) filed a Current Report on Form 8-K to disclose the Company’s acquisition of a 120-room select service hotel located in Des Moines, Iowa (the “Hampton Inn – Des Moines”).

The Current Report on Form 8-K filed on February 10, 2015 was filed without the requisite financial information regarding the Hampton Inn – Des Moines. Accordingly, we are filing this Amendment to the Current Report on Form 8-K to include such information.

 Item 9.01         Financial Statements and Exhibits

(a)	Financial Statements of Acquired Business. The following financial statements are submitted at the end of this Current Report on Form 8-K/A and are filed herewith and incorporated herein by reference.

Hampton Inn – Des Moines

Financial Statements

Report of Independent Registered Public Accounting Firm

Balance Sheets as of December 28, 2014 and December 29, 2013

Statements of Operations for the years ended December 28, 2014 and December 29, 2013

Statements of Members’ Equity for the years ended December 28, 2014 and December 29, 2013

Statements of Cash Flows for the years ended December 28, 2014 and December 29, 2013

Notes to Financial Statements

(b)	Unaudited Pro Forma Financial Information. The following financial information is submitted at the end of this Current Report on Form 8-K/A and is furnished herewith and incorporated herein by reference.

Lightstone Value Plus Real Estate Investment Trust III, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2014

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2014

Unaudited Notes to Pro Forma Condensed Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC.

Date: April 22, 2015	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Treasurer

HAMPTON INN – DES MOINES

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Lightstone Value Plus Real Estate Investment Trust III, Inc. and Subsidiaries

We have audited the accompanying balance sheets of the select service hotel doing business as the Hampton Inn – Des Moines, located in Des Moines, Iowa, (the “Hampton Inn – Des Moines” or the “Company”) as of December 28, 2014 and December 29, 2013 and the related statements of operations, members’ equity and cash flows for the years ended December 28, 2014 and December 29, 2013. The financial statements are the responsibility of the Hampton Inn – Des Moines’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Hampton Inn – Des Moines is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Hampton Inn – Des Moines’ internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Hampton Inn – Des Moines as of December 28, 2014 and December 29, 2013 and the results of its operations and its cash flows for the years ended December 28, 2014 and December 29, 2013 in conformity with accounting principles generally accepted in the United States of America.

On February 4, 2015, the Hampton Inn – Des Moines was sold to an unrelated third party. Refer to Note 6 to the financial statements.

/s/ EisnerAmper LLP

April 22, 2015

Iselin, New Jersey

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HAMPTON INN – DES MOINES

 BALANCE SHEETS

	As of December 28, 2014	As of December 29, 2013

ASSETS
Real estate, net	$4,376,536	$4,510,726
Cash	930,819	984,976
Accounts receivable, net of allowance of $13,301 and $12,401 respectively	20,573	23,552
Deposits	650,000	441,182
Other assets	199,018	154,078

Total assets	$6,176,946	$6,114,514

LIABILITIES AND MEMBERS' EQUITY/(DEFICIT)

Accounts payable	$36,728	$257,958
Accrued expenses	168,665	148,294
Mortgage payable	5,801,001	6,016,147

Total liabilities	6,006,394	6,422,399

Commitments and contingencies (See Note 5)

Members' equity/(deficit)	170,552	(307,885)

Total liabilities and members'equity/(deficit)	$6,176,946	$6,114,514

See accompanying notes to financial statements.

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HAMPTON INN – DES MOINES

STATEMENTS OF OPERATIONS

	For the Year Ended December 28, 2014	For the Year Ended December 29, 2013

Revenues:
Rooms	$3,687,229	$3,443,705
Other	8,041	16,129
Total revenues	3,695,270	3,459,834

Operating expenses:
Rooms	925,397	884,885
General and administrative	249,915	238,775
Marketing and sales	39,239	26,548
Property operation and maintenance	936,274	895,761
Utilities	125,704	115,444
Real estate taxes and insurance	253,819	259,957
Depreciation and amortization	206,770	251,430
Total operating expenses	2,737,118	2,672,800

Operating income	958,152	787,034

Interest expense	(245,930)	(255,370)

Net Income	$712,222	$531,664

See accompanying notes to financial statements.

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HAMPTON INN – DES MOINES

STATEMENTS OF MEMBERS’ DEFICIT/(EQUITY)

Balance, December 30, 2012	$(839,549)
Net income	531,664

Balance, December 29, 2013	$(307,885)

Distributions	(233,785)
Net income	712,222

Balance, December 28, 2014	$170,552

See accompanying notes to financial statements.

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HAMPTON INN – DES MOINES

STATEMENTS OF CASH FLOWS

	For the Year Ended December 28, 2014	For the Year Ended December 29, 2013

Cash flows from operating activities
Net income	$712,222	$531,664
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	206,770	251,430
Other non-cash adjustments	900	12,401
Changes in operating assets and liabilities:
Decrease in accounts receivable	2,079	12,648
(Increase)/decrease in prepaid expenses and other assets	(44,940)	116,623
(Decrease)/increase in accounts payable	(221,230)	235,795
Increase/(decrease) in accrued expenses	20,371	(14,288)

Net cash provided by operating activities	676,172	1,146,273

Cash flows from investing activities
Purchase of investment property	(72,580)	(207,353)
Refund of deposit	441,182	-
Payment of deposits	(650,000)	(431,039)

Net cash used in investing activities	(281,398)	(638,392)

Cash flows from financing activities
Mortgage payments	(215,146)	(206,400)
Distributions paid to members	(233,785)	-

Net cash used in financing activities	(448,931)	(206,400)

Net (decrease)/increase in cash	(54,157)	301,481
Cash at beginning of year	984,976	683,495

Cash at end of year	$930,819	$984,976

Supplemental Cash Flow Information
Cash paid for interest	$246,008	$269,932

See accompanying notes to financial statements.

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HAMPTON INN – DES MOINES

Notes to Financial Statements

1.  Background and Organization

The financial statements, which consist of the Hampton Inn – Des Moines, a 120-room select service hotel constructed in 1987 (the “Hampton Inn – Des Moines” or the “Company”), present the financial position, results from operations and cash flows of the Company.

The Hampton Inn – Des Moines is owned and operated by OCI Properties III, LLC (the “Owner”), a Minnesota limited liability company.

2.  Summary of Significant Accounting Policies

Basis of Presentation

The financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP).

Fiscal Year

The Company operates on a fiscal year ending on the Sunday closest to December 31st. Fiscal years for the financial statements included herein are fifty-two week fiscal periods ending on December 28, 2014 and December 29, 2013.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the realizability of accounts receivable, useful lives of real estate for purposes of determining depreciation expense and assessments as to whether there is impairment in the value of long-lived assets. Actual results could differ from those estimates.

Real Estate

Real estate is carried at cost less accumulated depreciation. Significant renovations and improvements which improve and/or extend the useful life of the asset are capitalized and depreciated over their estimated useful life.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which are as follows:

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Classification	Years

Hotel and improvements	15 - 39
Furniture, fixtures and equipment	7

Maintenance, minor repairs and replacements are expensed when incurred.

Management evaluates the recoverability of its investments in real estate assets at the lowest identifiable level, the individual property level. The long-lived assets of the Hampton Inn – Des Moines are reviewed for impairment whenever events or changes in circumstances indicated that the carrying amount of the asset may not be recoverable. An impairment loss is recognized when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposal is less than its carrying amount.

Cash

The Hampton Inn – Des Moines maintains their cash in bank deposit accounts, which, at times, may exceed federally insured limits.  The Hampton Inn – Des Moines have not experienced any losses in such accounts.  The Hampton Inn – Des Moines believe they are not exposed to any significant credit risk on its cash.

Revenue Recognition, Accounts Receivable and Allowance for Doubtful Accounts

The Hampton Inn – Des Moines’ revenues are primarily derived from room revenue. Room revenue is recognized as room-stays occur. Other revenue (such as telephone, food/beverage and parking) is recognized when services have been provided.  Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable that is estimated to be uncollectible.

Income Taxes

The Company is a limited liability company that has elected to be taxed as a partnership for Federal and state income tax purposes. Accordingly, Federal and state taxable income is reportable on the income tax return of the members. As a result of the entity being taxed as a partnership, there is no federal or state income tax provision.

As of December 28, 2014 and December 29, 2013, the Company had no material uncertain income tax positions.

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3.  Real Estate

Real estate was comprised of the following:

	As of December 28, 2014	As of December 29, 2013

Land and improvements	$106,984	$106,075
Hotel and improvements	5,469,488	5,461,933
Furniture, fixtures and equipment	1,734,696	1,692,721

Total real estate	7,311,168	7,260,729
Less: accumulated depreciation	(2,934,632)	(2,750,003)

Real estate, net	$4,376,536	$4,510,726

Depreciation expense was $185,205 and $229,290 for the years ended December 28, 2014 and December 29, 2013, respectively.

The Hampton Inn – Des Moines is subject to a ground lease for $36,000 per year plus 1.457% of revenue in excess of $1.0 million. Approximately $67,000 and $71,000 in rent expense (which are included in property operation and maintenance in the statements of operations) was paid for the years ended December 28, 2014 and December 29, 2013, respectively. In January 2015, the Company acquired the land subject to the ground lease for $500,000 (see Note 6).

4.  Mortgage Payable

On October 26, 2012, the Company entered into a $6.3 million loan (the “Mortgage Payable”). The Mortgage Payable has a term of 5 years with a maturity date of October 26, 2017, bears interest at 4.1% and requires monthly principal and interest through its stated maturity with a balloon payment at maturity. The Mortgage Payable is collateralized by the Hampton Inn – Des Moines.

The Owner guaranteed the Mortgage payable and receives a loan guarantee fee of 2% of the balance of the loan. Approximately $118,000 and $122,000 in loan guarantee fees (which are included in property operation and maintenance in the statements of operations) were paid for the years ended December 28, 2014 and December 29, 2013, respectively.

The mortgage payable was paid off on February 4, 2015 in connection with disposition of the Hampton Inn – Des Moines. (See Note 6)

5.  Commitments and Contingencies

Legal Proceedings

From time to time in the ordinary course of business, the Company may become subject to legal proceedings, claims or disputes.

As of December 28, 2014 and December 29, 2013, the Hampton Inn – Des Moines is not a party to any material pending legal proceedings of which the outcome is probable or reasonably possible to have a material adverse effect on its results of operations or financial condition, which would require accrual or disclosure of the contingency and possible range of loss.

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Management Agreement

The Hampton Inn – Des Moines is managed by a management company that is a related party, pursuant to a management agreement. The management company performs management functions including, but not limited to, hiring and supervising employees, establishing room prices, establishing administrative policies and procedures, managing expenditures and arranging and supervising public relations and advertising.   The management agreement (originally entered into in September 2005) was for an original term of 5 years, with 2 automatic 5 year renewals; however, the agreement can be cancelled for any reason by the Company after giving sixty day notice after the one year anniversary of the commencement of the agreement.

The management agreement provides for the payment of a base management fee equal to 5% of gross revenues, as defined.   Approximately $184,832 and $172,689 in management fees (which are included in property operation and maintenance in the statements of operations) were paid to the management company for the years ended December 28, 2014 and December 29, 2013, respectively.

Franchise agreement

On September 29, 2005, the Company entered into a franchise agreement with Hampton Inns Franchise LLC in order to operate under the Hampton Inn & Suites brand name. The franchise agreement provides for the payment of a monthly royalty fee equal to 5.0% of gross room sales, as defined, and a marketing fee of 4.0% of gross room sales. Approximately $333,000 and $311,000 in franchise fees (which are included property operation and maintenance in the statements of operations) were paid in connection with the franchise agreement for the years ended December 28, 2014 and December 29, 2013, respectively.

The franchise agreement was for a term of 10 years and was renewed early in November 2012 for an additional 10 year period to expire in November 2022.

6. Subsequent Events

On February 4, 2015, OCI Properties III, LLC completed the disposition of the Hampton Inn – Des Moines (including the land disclosed below) for aggregate consideration of approximately $10.9 million, excluding transaction costs, to an unrelated third party. The Mortgage Payable was paid off with the proceeds from the disposition. Additionally, prior to the disposition, the Company acquired the land that was previously subject to a ground lease (see Note 3) for $500,000 (included in deposits on the balance sheets as of December 28, 2014).

9

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On February 4, 2015, the Company completed the acquisition of a 120-room select service hotel located in Des Moines, Iowa (the “Hampton Inn – Des Moines”) from an unrelated third party, for an aggregate purchase price of approximately $10.9 million, paid in cash, excluding closing and other related transaction costs. In connection with the acquisition, the Company’s Advisor received an acquisition fee equal to 1.0% of the contractual purchase price, approximately $0.1 million. The acquisition was funded with approximately $2.7 million of offering proceeds (a portion of the offering proceeds used were received in January 2015) and approximately $8.2 million of proceeds from a $10.0 million Revolving Promissory Note (the “Revolving Promissory Note”) from the operating partnership of Lightstone Value Plus Real Estate Investment Trust II, Inc. (“Lightstone II”), a real estate investment trust also sponsored by the Company’s sponsor.

The Revolving Promissory Note was entered into on February 4, 2015, has a term of one year, bears interest at a floating rate of three-month Libor plus 6.0% and requires quarterly interest payments through its stated maturity with the entire unpaid balance due upon maturity. The Company paid an origination fee of $100,000 to Lightstone II in connection with the Revolving Promissory Note and pledged its ownership interest in the Hampton Inn – Des Moines as collateral for the Revolving Promissory Note.

The acquisition of the Hampton Inn – Des Moines was accounted for under the purchase method of accounting with the Company treated as the acquiring entity. Accordingly, the consideration paid by the Company to complete the acquisition of the Hampton Inn – Des Moines has been allocated to the assets acquired based upon their preliminary fair values as of the date of the acquisition. Approximately $1.2 million was allocated to land and improvements, $9.2 million was allocated to building and improvements, and $0.5 million was allocated to furniture and fixtures and other assets.

The pro forma allocation of the Hampton Inn – Des Moines value is based upon certain preliminary valuations and other analyses that have not been completed as of the date of this filing. Any changes in the estimated preliminary fair values of the net assets recorded for this transaction prior to the finalization of more detailed analyses will change the allocation of the Hampton Inn – Des Moines value. As such, the pro forma allocations for this transaction are preliminary estimates, which are subject to change within the measurement period.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2014 is based on the Company’s historical consolidated balance as of December 31, 2014 and reflects the acquisition of the Hampton Inn – Des Moines as if it had occurred on December 31, 2014.  The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2014 is presented as if the Company’s acquisition of the Hampton Inn – Des Moines had been completed as of January 1, 2014.

The Hampton Inn – Des Moines operates on a fiscal year ending on the Sunday closest to December 31st. The fiscal year for the financial statements included herein is for a fifty-two week fiscal period ending on December 28, 2014. The impact between fiscal year end December 28, 2014 and December 31, 2014 is not material.

The pro forma condensed consolidated balance sheet and statements of operations should be read in conjunction with the historical financial statements and notes thereto as filed in our Annual Report on Form 10-K for the year ended December 31, 2014 and the financial information and notes thereto of the Hampton Inn – Des Moines included elsewhere herein. The pro forma condensed consolidated balance sheet and statement of operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had we completed the above transactions on January 1, 2014, nor does it purport to represent our future operations.  In addition, the unaudited condensed consolidated pro forma financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma condensed consolidated financial statements, which we believe are reasonable under the circumstances.

10

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2014

(Amounts in thousands)

	Lightstone Value Plus Real Estate Investment Trust III, Inc. and Subsidiaries	Hampton Inn - Des Moines	Pro Forma Adjustments		Pro Forma
ASSETS
Net investment property		$4,376,536	(4,376,536	)(a)
			10,900,000	(b)	10,900,000
Cash	$1,738,026	930,819	(930,819	)(a)
			(2,909,000	)(b)	(1,170,974)
Accounts receivable, net	-	20,573	(20,573	)(a)	-
Restricted escrows and deposits	500,000	500,000	(500,000	)(a)	500,000
Prepaid expenses and other assets	182,078	349,018	(349,018	)(a)
			100,000	(b)	282,078

Total assets	$2,420,104	$6,176,946	$1,914,054		$10,511,104

LIABILITIES AND STOCKHOLDERS'/MEMBERS' EQUITY/(DEFICIT)

Accounts payable and other accrued expenses	$169,608	$205,393	$(205,393	)(a)	$169,608
Mortgages payable/promisssory note	-	5,801,001	(5,801,001	)(a)
			8,200,000	(b)	8,200,000
Due to sponsor	1,934,970	-	-		1,934,970

Total liabilities	2,104,578	6,006,394	2,193,606		10,304,578

Total Company's stockholders'/members' equity/(deficit)	313,551	170,552	(170,552	)(a)
			(109,000	)(b)	204,551

Noncontrolling interests	1,975	-	-		1,975

Total stockholders'/members' equity/(deficit)	315,526	170,552	(279,552)		206,526

Total liabilities and members' equity/(deficit)	$2,420,104	$6,176,946	$1,914,054		$10,511,104

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

(Amounts in thousands, except per share data)

	Lightstone Value Plus Real Estate Investment Trust III, Inc. and Subsidiaries	Hampton Inn - Des Moines	Pro Forma Adjustments		Pro Forma

Rental revenue	$-	3,695,270	$-		$3,695,270

Expenses:
Rooms	-	925,397	-		925,397
General and administrative	143,947	249,915	-		393,862
Marketing and sales	-	39,239			39,239
Property operation and maintenance	-	936,274	81,000	(d)
			(37,000	)(e)
			(18,000	)(g)
			(67,000	)(h)	895,274
Utilities	-	125,704			125,704
Real estate taxes and insurance	-	253,819	-		253,819
Depreciation and amortization	-	206,770	136,000	(c)
			(11,000	)(i)	331,770
Total operating expenses	143,947	2,737,118	84,000		2,965,065
Operating income/(loss)	(143,947)	958,152	(84,000)		730,205
Interest expense	-	(245,930)	(267,000	)(f)	(512,930)
Net income	(143,947)	712,222	(351,000)		217,275
Less: net (income)/loss attributable to noncontrolling interest	25	-	-		25
Net income/(loss) applicable to Company’s common shares	$(143,922)	$712,222	$(351,000)		$217,300

Net income per Company’s common shares, basic and diluted	$(4.16)				$6.28

Weighted average number of common shares outstanding, basic and diluted	34,605				34,605

The accompanying notes are an integral part of these pro forma unaudited consolidated financial statements.

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 (Dollars in thousands unless otherwise indicated)

1.    Basis of Pro Forma Presentation

The pro forma condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission.

The unaudited pro forma condensed consolidated financial statements of Lightstone Value Plus Real Estate Investment Trust III, Inc. (the “Company”) and the Hampton Inn – Des Moines, a120-room select service hotel located in Des Moines, Iowa (the “Hampton Inn – Des Moines”) have been prepared based on the historical balance sheets of the Company as of December 31, 2014 and the Hampton Inn – Des Moines as of December 28, 2014, the historical consolidated statements of operations for the Company for the year ended December 31, 2014 and the Hampton Inn – Des Moines for the year ended December 28, 2014. Certain reclassifications have been made to the historical balances and operating results of the Hampton Inn – Des Moines to conform to the Company’s presentation.

The Hampton Inn – Des Moines operates on a fiscal year ending on the Sunday closest to December 31st. The fiscal year for the financial statements included herein is for a fifty-two week fiscal period ending on December 28, 2014. The impact between fiscal year end December 28, 2014 and December 31, 2014 is not material.

The Company and the Hampton Inn – Des Moines employ accounting policies that are in accordance with accounting principles generally accepted in the United States of America. In management's opinion, all material adjustments necessary to reflect fairly the pro forma financial position and pro forma results of operations of the Company and the Hampton Inn – Des Moines have been made.

The acquisition of the Hampton Inn – Des Moines has been accounted for under the purchase method of accounting with the Company treated as the acquiring entity. Accordingly, the value of the Hampton Inn – Des Moines has been allocated to the assets acquired based upon their estimated preliminary fair values as of the date of the acquisition and has resulted in allocations of approximately $1.2 million, $9.2 million and $0.5 million to land and improvements, building and improvements and furniture and fixtures, respectively.

The pro forma allocation of the Hampton Inn – Des Moines value is based upon certain preliminary valuations and other analyses that have not been completed as of the date of this filing. Any changes in the estimated preliminary fair values of the net assets recorded for this transaction prior to the finalization of more detailed analyses will change the allocation of the Hampton Inn – Des Moines value. As such, the pro forma allocations for this transaction are preliminary estimates, which are subject to change within the measurement period.

The ongoing activity presented in these pro forma condensed consolidated financial statements represents the Company’s assets, liabilities, revenues and expenses that include ownership of the Hampton Inn – Des Moines. This pro forma financial information is presented for illustrative purposes only, and is not necessarily  indicative of the consolidated operating results and consolidated financial position that might have been achieved had the transaction described above occurred on the dates indicated, nor are they necessarily indicative of the operating results and financial position that may occur in the future.

2.    Pro Forma Assumptions

Pro forma adjustments:

The accompanying unaudited pro forma financial statements have been prepared as if the acquisition was completed on December 31, 2014 for balance sheet purposes and January 1, 2014 for statement of operations purposes and reflect the following pro forma adjustments:

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a)	To reflect the elimination of the historical balance sheet of the Hampton Inn – Des Moines as of December 31, 2014 as follows:

	Debit	Credit
Net investment property	$-	$4,376,536
Cash	-	930,819
Accounts receivable, net	-	20,573
Restricted escrows and deposits	-	500,000
Prepaid expenses and other assets	-	349,018
Accounts payable and accrued expense	205,393	-
Mortgages payable	5,801,001	-
Members' equity	170,552	-

	$6,176,946	$6,176,946

b)	Reflects the purchase of the Hampton Inn – Des Moines, as if it occurred on December 31, 2014. The adjustment includes (i) recording the properties at their preliminary fair value, (ii) $0.1 million of debt issuance costs for the loan origination fee and (iii) approximately $0.1 million of acquisition and related costs; as follows:

	Debit	Credit
Net investment property	$10,900,000	$-
Cash	-	2,909,000
Debt issuance costs	100,000
Revolving promissory note	-	8,200,000
Total Company's stockholders'/members' equity	109,000	-

	$11,109,000	$11,109,000

c)	Pro forma adjustment to depreciation to reflect the Company’s acquisition of the Hampton Inn – Des Moines as if it occurred on January 1, 2014. The adjustment for the year ended December 31, 2014 represents an increase in depreciation of approximately $136,000 resulting from the Company’s basis in the estimated fair value of the assets of the Hampton Inn – Des Moines based on the preliminary allocation of the consideration paid. The Company computes depreciation using the straight-line method over the estimated useful lives of its real estate assets, which are approximately 39 years for buildings and improvements and 5 to 10 years for furniture and fixtures.

d)	Pro forma adjustment to asset management fees to reflect the Company’s acquisition of the Hampton Inn – Des Moines as if it occurred January 1, 2014. The Company’s advisor receives an annual asset management fee of 0.75% of average invested assets. The pro forma adjustment to account for the asset management fee to reflect the acquisition as of January 1, 2014 totaled approximately $81,000 for the year ended December 31, 2014.

e)	Pro forma adjustment to property management and franchise fees to reflect the Company’s acquisition of the Hampton Inn – Des Moines as if it occurred January 1, 2014. In connection with the acquisition of the Hampton Inn – Des Moines, the Company entered into new property management and franchise agreements. The pro forma adjustment to account for the property management and franchise fees to reflect the acquisition as of January 1, 2014 resulted in approximately $37,000 less of property management and franchise fees for the year ended December 31, 2014.

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f)	Pro forma adjustment to interest expense to reflect the Company’s acquisition of the Hampton Inn – Des Moines Hotels and the difference in the amount of debt outstanding as if it occurred January 1, 2014. The Company’s debt bears interest at a floating rate of three-month Libor plus 6.0% (6.23% at December 31, 2014). The adjustment for the year ended December 31, 2014 represents an increase of interest expense of approximately $267,000.

g)	Pro forma adjustment to loan fees to reflect the Company’s acquisition of Hampton Inn – Des Moines and the difference in the amount of loan fees as if it occurred January 1, 2014. The adjustment for the year ended December 31, 2014 represents a decrease of loan fees of approximately $18,000.

h)	Pro forma adjustment to rent expense to reflect the Company’s acquisition of the Hampton Inn – Des Moines as if it occurred January 1, 2014. The Company purchased the land. The pro forma adjustment to account for the elimination of the ground lease expense to reflect the acquisition as of January 1, 2014 resulted in a reduction of approximately $67,000 for the year ended December 31, 2014.

i)	Pro forma adjustment to amortization expense to reflect the Company’s acquisition of Hampton Inn – Des Moines and the difference in the amount of amortization expense as if it occurred January 1, 2014. The adjustment for the year ended December 31, 2014 represents a decrease of amortization expense of approximately $11,000.

3.         Unaudited Pro Forma Earnings Per Share Data

The Company had no potentially dilutive securities outstanding during the periods presented. Accordingly, pro forma earnings per share is calculated by dividing net income attributable to the Company’s common shareholders by the weighted-average number of shares of common stock outstanding during the applicable period.

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